Exhibit 99.1

FOR IMMEDIATE RELEASE

American Finance Trust Added to the MSCI US REIT Index (RMZ)

NEW YORK, November 14, 2018 /PRNewswire/– American Finance Trust, Inc. (“AFIN”) announced today that it will be added as a constituent to the MSCI US REIT Index (RMZ), effective at the close of the market on November 30, 2018.

“We are pleased to be added to the MSCI US REIT Index which represents a significant milestone for AFIN since we began trading on The Nasdaq on July 19, 2018,” said Michael Weil, CEO and President of AFIN. “We expect our inclusion in this important REIT index will increase our visibility to a broader pool of potential investors.”

About American Finance Trust

American Finance Trust, Inc. (NASDAQ: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on managing and acquiring a high-quality single and multi-tenant portfolio that is service-retail focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in AFIN, as well as the success that AFIN may have in executing its business plan, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause AFIN’s actual results to differ materially from those contemplated by such forward-looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFIN’s most recent Annual Report on Form 10-K and AFIN’s most recent Quarterly Report on Form 10-Q, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063